UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2016

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information described below under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Revolving Credit Agreement. On October 14, 2016, we entered into an amended and restated revolving credit agreement (the “Revolving Credit Agreement”) for a five-year senior unsecured revolving credit facility in an aggregate principal amount of $4.5 billion with the lenders named in the Revolving Credit Agreement; J.P. Morgan Chase Bank, N.A., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, HSBC Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners; and JPMorgan Chase Bank, N.A. as administrative agent. The Revolving Credit Agreement amended and restated our $4.5 billion five-year revolving credit agreement, dated as of October 11, 2013.

Under the Revolving Credit Agreement, we and certain of our subsidiaries that we may designate may borrow advances up to the aggregate amount of the unused commitments under the revolving facility on or after October 14, 2016 and before the termination of the Revolving Credit Agreement. Under the Revolving Credit Agreement, we guarantee the obligations of any subsidiary borrower. We may request the amount of the revolving facility be increased by up to $500 million in the aggregate with the agreement of the lenders providing the increased commitments. Unless extended, the Revolving Credit Agreement will terminate on October 14, 2021. The Revolving Credit Agreement provides that prior to each of the first two anniversaries of the effective date of the agreement, we may request that the lenders extend their commitments for an additional one-year period. We also have the right, upon certain conditions, to terminate in whole or reduce ratably in part the unused portions of the respective commitments of the lenders. All committed pro rata borrowings under the revolving facility will bear interest at a variable annual rate based on LIBOR or base rate, at our election, plus an applicable margin (as determined pursuant to the Revolving Credit Agreement). The applicable margin will be determined by reference to the rating of our long-term senior unsecured debt.

The Revolving Credit Agreement requires us to maintain a minimum shareholders’ equity of not less than $24.6 billion. The Revolving Credit Agreement’s definition of minimum shareholder equity excludes accumulated other comprehensive income or losses, the cumulative effects of any changes in accounting principles, and any income or losses recognized in connection with the ongoing application of any “mark-to-market” accounting adopted in respect of pension and other retirement plans. The Revolving Credit Agreement also contains customary representations, covenants and events of default.

We intend to use the Revolving Credit Agreement for general corporate purposes, including for working capital purposes, and to support our commercial paper issuances. Some of the lenders under the Revolving Credit Agreement and their affiliates have various relationships with us and our subsidiaries involving the provision of financial services, including cash management, investment banking and trust services. In addition, we and certain of our subsidiaries have entered into foreign exchange and other derivatives arrangements with certain of the lenders and their affiliates.

This description of the Revolving Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Revolving Credit Agreement, which we will file with our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Term Loan Agreement. On October 14, 2016 (the “Effective Date”), Mondelez International Holdings Netherlands B.V. (“MIHNBV”), our wholly-owned Dutch subsidiary, entered into a term loan agreement (the “Term Loan Agreement”) pursuant to which MIHNBV may incur up to $750 million of term loans with a three-year term and $750 million of term loans with a five-year term with the lenders named in the Term Loan Agreement; J.P. Morgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, HSBC Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Bank, Ltd. as joint lead arrangers and joint bookrunners; and JPMorgan Chase Bank, N.A. as administrative agent. We have executed the Term Loan Agreement as a guarantor of MIHNBV’s obligations thereunder.

Under the Agreement, MIHNBV may, on a single funding date within sixty days after the Effective Date, draw up to $750 million of term loans with a maturity three years after the funding date of such loans and may, on a single funding date within sixty days of the Effective Date, draw up to $750 million of term loans with a maturity five years after the funding date of such loans. Amounts borrowed and repaid under the Term Loan Agreement may not be reborrowed. We have the right, upon certain conditions, to prepay in whole or in part the term loans. All term loans under the term loan facility will bear interest at a variable annual rate based on LIBOR or base rate, at our election, plus an applicable margin (as determined pursuant to the Term Loan Agreement). The applicable margin will be determined by reference to the rating of our long-term senior unsecured debt.

The Term Loan Agreement requires us to maintain a minimum shareholders’ equity of not less than $24.6 billion. The Term Loan Agreement’s definition of minimum shareholder equity excludes accumulated other comprehensive income or losses, the cumulative effects of any changes in accounting principles, and any income or losses recognized in connection with the ongoing application of any “mark-to-market” accounting adopted in respect of pension and other retirement plans. The Term Loan Agreement also contains customary representations, covenants and events of default.

We intend to use the proceeds of term loans borrowed under the Term Loan Agreement for general corporate purposes, including for dividends, capital reduction, intercompany loans, and/or for the repayment of indebtedness. Some of the lenders under the Term Loan Agreement and their affiliates have various relationships with us and our subsidiaries involving the provision of financial services, including cash management, investment banking and trust services. In addition, we and certain of our subsidiaries have entered into foreign exchange and other derivatives arrangements with certain of the lenders and their affiliates.

This description of the Term Loan Agreement is qualified in its entirety by reference to the complete terms and conditions of the Term Loan Agreement, which we will file with our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Item 7.01. Regulation FD Disclosure

MIHNBV, which acts as the principal holding company for our consolidated non-U.S. operations, intends to offer senior unsecured notes in a private offering exempt from registration under the Securities Act of 1933, as amended. The notes will be fully and unconditionally guaranteed by Mondelēz International, Inc. on a senior unsecured basis. We intend to use the proceeds of the notes offering for general corporate purposes, including to grant loans or make distributions to group companies to fund all or a portion of the tender offer described below under “Item 8.01. Other Events” and near term debt maturities.

In connection with the notes offering, we have disclosed to prospective investors that the operations held by MIHNBV generated 76.0 percent (or $22.5 billion) of our $29.6 billion consolidated net revenue during fiscal year 2015 and represented approximately 69.8 percent (or $19.6 billion) of our $28.1 billion of net assets as of December 31, 2015.

Item 8.01. Other Events.

On October 17, 2016, we issued a press release announcing an offer to purchase for cash up to $2,500,000,000 aggregate principal amount (converted into U.S. Dollars where applicable) of our outstanding 7.25 per cent. Notes due July 2018, 6.125% Notes due 2018 (CUSIP: 50075N AU8), 6.125% Notes due 2018 (CUSIP: 50075N AV6), 7.000% Notes due 2037, 6.875% Notes due 2038, 6.875% Notes due 2039, 6 1⁄2% Notes due 2031, 5.375% Notes due 2020, 6.500% Notes due 2040, 4.00% Notes due 2024, 4.500% Notes due 2035, 3.875% Notes due 2045, 2.375% Notes due 2021, 2.375% Notes due 2035, 1.625% Notes due 2027, 1.625% Notes due 2023 and 1.000% Notes due 2022.

Forward-Looking Statements

This Current Report on Form 8-K contains a number of forward-looking statements. Words, and variations of words, such as “will,” “intend,” “expect” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about the terms and conditions of, and completion of, the tender offer, the use of proceeds from the notes offering and the use of borrowings under the Revolving Credit Facility and the Term Loan Agreement. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this Current Report on Form 8-K, except as required by applicable law or regulation.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Mondelēz International, Inc. Press Release, dated October 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Carol J. Ward

Name:	Carol J. Ward
Title:	Vice President and Corporate Secretary

Date: October 17, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Mondelēz International, Inc. Press Release, dated October 17, 2016.